EXHIBIT 4.1



                              [FACE OF DEBENTURE]

REGISTERED                                                          REGISTERED

                                                      NO. 001 PRINCIPAL AMOUNT

CUSIP NO. 75621L AJ 3                                             $250,000,000

         UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         UNLESS AND UNTIL THIS DEBENTURE IS EXCHANGED IN WHOLE OR IN PART FOR DEBENTURES IN CERTIFICATED FORM, THIS DEBENTURE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                      RECKSON OPERATING PARTNERSHIP, L.P.

                 4.00% Exchangeable Senior Debenture due 2025


         Reckson Operating Partnership, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer," which term shall include any successor Person appointed pursuant to the terms of the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of $250,000,000 on June 15, 2025 unless redeemed, repurchased or exchanged prior to such date in accordance with the terms hereof and of the Indenture.

         This Debenture shall bear interest as specified on the reverse hereof. This Debenture is exchangeable for the consideration specified on the reverse hereof. This Debenture is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

         Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Debenture shall not be entitled to the benefits of the Indenture or the Guarantee of Reckson Associates (as defined on the reverse hereof) or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, each of the Issuer and Reckson Associates has caused this Debenture to be signed manually or by facsimile by an authorized signatory.

Dated: June 27, 2005


                                       RECKSON OPERATING PARTNERSHIP, L.P.,
                                             as Issuer

                                       By: RECKSON ASSOCIATES REALTY CORP.,
                                             as General Partner


                             (SEAL)    By:  /s/ Michael Maturo
                                       ----------------------------------------
                                            Name:  Michael Maturo
                                            Title: Executive Vice President and
                                                   Chief Financial Officer
Attest:


/s/ Jason M. Barnett
-----------------------------------
Name:  Jason M. Barnett
Title: Executive Vice President and
       General Counsel

                                       RECKSON ASSOCIATES REALTY CORP.,
                                         as Guarantor



                             (SEAL)    By:  /s/ Michael Maturo
                                       ----------------------------------------
                                            Name:  Michael Maturo
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       THE BANK OF NEW YORK, N.A.
                                         as Trustee



                                       By: /s/ Julie Salovitch-Miller
                                       ------------------------------
                                           Authorized Signatory

                            [REVERSE OF DEBENTURE]

                      RECKSON OPERATING PARTNERSHIP, L.P.

                 4.00% Exchangeable Senior Debenture due 2025


         This Debenture is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of March 26, 1999 (together with the Officers' Certificate delivered thereunder establishing the terms of the Debentures (the "Officers' Certificate"), the "Indenture"), duly executed and delivered by the Issuer and Reckson Associates Realty Corp., a Maryland corporation ("Reckson Associates"), as guarantor, if applicable, to The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Debentures is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Debentures, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Reckson Associates and the Holders of the Debentures and the terms upon which the Debentures are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Debentures is one of a series of Securities designated as the "4.00% Exchangeable Senior Debentures due 2025" of the Issuer, initially limited (except as permitted under the Indenture) in aggregate principal amount to $287,500,000. Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.       INTEREST
         --------

         The Debentures shall bear interest at the rate of 4.00% per annum from June 27, 2005 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on December 15, 2005, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including June 27, 2005, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Debentures will be computed on the basis of a 360-day year consisting of twelve 30-day months

2.       METHOD OF PAYMENT
         -----------------

         Except as provided in the Indenture, the Issuer shall pay interest on the Debentures to the Persons who are Holders of record of Debentures at the close of business (whether or not a Business Day in The City of New York) on the June 1 or December 1 immediately preceding the applicable Interest Payment Date (each, a "Regular Record Date"). Holders must surrender


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

Debentures to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Optional Redemption Price, Optional Repurchase Price or Change in Control Purchase Price of the Debentures, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided at maturity, upon redemption at the Issuer's option or repurchase at the Holder's option. The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Debentures on the dates and in the manner provided in this Debenture and the Indenture.

3.       PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR
         ---------------------------------------------------

         Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Debenture may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or Reckson Associates in respect of this Debenture or the Indenture may be served and where the Debentures may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4.       REDEMPTION BY THE ISSUER
         ------------------------

         The Issuer shall not have the right to redeem any Debentures prior to June 18, 2010, except to preserve the status of Reckon Associates as a real estate investment trust. If the Issuer determines it is necessary to redeem the Debentures in order to preserve the status of Reckson Associates as a real estate investment trust, the Issuer may redeem all of the Debentures then Outstanding, in whole or in part, at 100% of the principal amount of the Debentures to be redeemed plus unpaid interest, if any, accrued thereon to the Redemption Date.

         The Issuer shall have the right to redeem the Debentures for cash, in whole or in part at any time or from time to time, on or after June 18, 2010 at 100% of the principal amount of the Debentures to be redeemed plus unpaid interest, if any, accrued thereon to the Redemption Date (the "Redemption Price").

         Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Debentures to be redeemed at the Holder's registered address. Debentures in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

5.       OPTIONAL REPURCHASE RIGHTS;
         REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL
         -------------------------------------------------------

         (a) Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Issuer to repurchase all of its Debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of June 15, 2010, June 15, 2015 and June 15, 2020 (each, an "Optional Repurchase Date") for cash equal to 100% of the principal amount of the Debentures to be repurchased plus unpaid interest, if any, accrued to such Optional Repurchase Date (the "Optional Repurchase Price"), upon delivery


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

to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 days prior to such Optional Repurchase Date until the close of business on the fifth Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

         (b) If a Change in Control occurs at any time prior to June 15, 2010, a Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder's Debentures having a principal amount equal to $1,000 or an integral multiple thereof on the date (the "Change in Control Purchase Date") specified by the Issuer in the Company Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Company Notice) for cash equal to the 100% of the principal amount of the Debentures to be repurchased plus unpaid interest, if any, accrued thereon to the Change in Control Purchase Date (the "Change in Control Purchase Price").

         (c) Holders have the right to withdraw any Optional Repurchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

         (d) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change in Control Purchase Price of such Debentures on the Optional Repurchase Date or Change in Control Purchase Date, as the case may be, then, on and after such date, such Debentures shall cease to be Outstanding and interest on such Debentures shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change in Control Purchase Price upon delivery or transfer of the Debentures).

6.       EXCHANGE
         --------

         The Debentures shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

         The initial Exchange Rate shall be 24.6124 Company Common Shares per $1,000 principal amount of Debentures, subject to adjustment in the event of certain circumstances as specified in the Indenture. Debentures tendered for exchange by a Holder at the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Debentures on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Debentures have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to such Interest Payment Date or (2) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Debentures.

         The Exchange Rate applicable to each Debenture a notice of exchange in respect of which is received by the Exchange Agent from and including the date that is 15 Business Days prior to the anticipated Effective Date of a transaction described in clause (1) of the definition of Change in Control up to and including the fifth Business Day following the Effective Date of such Change in Control shall be increased by the number of Additional Shares specified in the

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

Indenture; provided, however, that such increase to the Exchange Rate shall not apply if such Change in Control constitutes a Public Acquirer Change in Control with respect to which the Company shall have duly made, and given full effect to, an election, pursuant to and in accordance with the provisions of
Section 14.10 of the Officers' Certificate.

         To exchange this Debenture, the Holder must (a) complete and manually sign the irrevocable exchange notice set for the below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) if this Debenture is in certificated form, surrender such Debenture to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, Reckson Associates or the Trustee and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Debenture shall have been tendered for exchange.

         If the Holder has delivered an Optional Repurchase Notice or a Change in Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Debenture pursuant to paragraph 5 hereof, then this Debenture (or portion hereof subject to such Optional Repurchase Notice or Change in Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.       RANKING
         -------

         The Debentures are senior unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other senior unsecured senior indebtedness of the Issuer from time to time outstanding.

8.       GUARANTEE
         ---------

         This Debenture is a Guaranteed Security within the meaning of, and subject to the provisions applicable to Reckson Associates as Guarantor thereof contained in, the Indenture.

9.       DEFAULTED INTEREST
         ------------------

         Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Debenture shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 307 of the Indenture.

10.      DENOMINATIONS; TRANSFER; EXCHANGE
         ---------------------------------

         This Debenture is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Debenture may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Debenture at the office or agency of the Issuer in The City of New


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

York, one or more new Debentures of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided herein and in the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Debenture during a period beginning at the opening of business 15 days before any selection of Debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debentures to be so redeemed, or (ii) register the transfer or exchange of any Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

11.      PERSONS DEEMED OWNERS
         ---------------------

         The Holder of this Debenture may be treated as the owner of this Debenture for all purposes, and none of the Issuer, Reckson Associates or the Trustee nor any authorized agent of the Issuer, Reckson Associates or the Trustee shall be affected by any notice to the contrary, except as required by law.

12.      MODIFICATION AND AMENDMENT; WAIVER
         ----------------------------------

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and, if applicable, the Guarantor, and the rights of the Holders of the Securities under the Indenture at any time by the Issuer and, if applicable, the Guarantor, and the Trustee with the consent of the Holders of a majority in the aggregate principal amount of Securities of any series issued under the Indenture at the time Outstanding and affected thereby. The Indenture, as supplemented by Section 4.19 of the Officers' Certificate, also provides that certain amendments or modifactions may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the Indenture permit the Holders of a majority in the aggregate principal amount of the Outstanding Securities of any series, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and other Debentures issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

13.      DEFAULTS AND REMEDIES
         ---------------------

         If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Debentures at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Debentures to be due and payable in the manner and with the effect provided in the Indenture. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Debentures being declared due and payable immediately upon the occurrence of such Events of Default.


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

         Events of Default in respect of the Debentures are set forth in
Section 501 of the Indenture, as modified by Section 4.18 of the Officers' Certificate. Holders may not enforce the Indenture or the Debentures except as provided in the Indenture.

14.      CONSOLIDATION, MERGER, AND SALE OF ASSETS
         -----------------------------------------

         In the event of a consolidation or merger of the Issuer or Reckson Associates or a conveyance, transfer or lease of all or substantially all of the property or assets of the Issuer or Reckson Associates as described in
Article VIII of the Indenture, as modified by Section 4.16 of the Officers' Certificate, the successor entity to the Issuer or Reckson Associates, as the case may be, shall succeed to and be substituted for the Issuer or Reckson Associates, as the case may be, and may exercise the rights and powers of the Issuer or Reckson Associates, as the case may be, under the Indenture, and thereafter, except in the case of a lease, the Issuer or Reckson Associates, as the case may be, shall be relieved of all obligations and covenants under the Indenture and the Debentures.

15.      CERTAIN COVENANTS NOT TO APPLY.
         -------------------------------

         The Debentures shall not be entitled to the benefits of the covenants set forth in Section 1005 and Section 1006 of the Indenture.

16.      TRUSTEE AND AGENT DEALINGS WITH THE COMPANY
         -------------------------------------------

         The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Issuer, Reckson Associates or their respective Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

17.      CALCULATIONS IN RESPECT OF THE DEBENTURES
         -----------------------------------------

         Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Debentures shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made my the Issuer to any Holder of Debentures upon request.

18.      GOVERNING LAW
         -------------

         The Indenture, this Debenture and the Guarantee shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of such State, without giving effect to any conflict of law principles.


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


                                  ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_________________________________________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

                _____________________________________________
               |                                             |
               |                                             |
               |_____________________________________________|


_______________________________________________________________________________

                  (Please print or Typewrite Name and Address
                    Including Postal Zip Code of Assignee)

_______________________________________________________________________________

the within Debenture and all rights thereunder, and hereby irrevocably constitutes and appoints
_______________________________________________________________________________

to transfer said Debenture on the books of the Issuer, with full power of substitution in the premises.

Dated:__________________________

Signature Guaranteed

----------------------------------          ----------------------------------
NOTICE: Signature must be                   NOTICE: The signature to this
guaranteed by an eligible Guarantor         Assignment must correspond with the
Institution (banks, stockbrokers,           name as written upon the face of
savings and loan associations and           the within Debenture in every
credit unions) with membership in           particular, without alteration or
an approved signature guarantee             enlargement or any change whatever.
medallion program pursuant to
Securities and Exchange Commission
Rule 17Ad-15.

                                EXCHANGE NOTICE

         To exchange this Debenture as provided in the Indenture, check the box: / /

         To exchange only part of this Debenture, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000):
$____________.

         If, in the event the Issuer delivers Net Shares and you want the stock certificate made out in another person's name, fill in the form below:


_______________________________________________________________________________
                (Insert assignee's soc. sec. or tax I.D. no.)



_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
             (Print or type assignee's name, address and zip code)



                                            Your Signature:

Date:    ______________________________     ______________________________
                                            (Sign exactly as your name appears
                                            on the other side of this Debenture)

(1) Signature guaranteed by:


By:      ______________________________


____________________________

(1) The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program
(SEMP); or (iv) such other guaranty program acceptable to the Trustee.





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